UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  December 20, 2010

Alliqua, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders (the “Meeting”) of Alliqua, Inc., formerly HepaLife Technologies, Inc. (the “Company”), held on December 20, 2010, the stockholders voted on and approved an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to “Alliqua, Inc.”  The amendment was effective on December 20, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following three proposals were submitted to the stockholders at the Meeting:

(1)	Election of one Class I director to serve on the Board of Directors for a term of three years or until his successor is elected and qualified, for which the following was a nominee: Joseph Sierchio.

(2)	Approval of an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to “Alliqua, Inc.”

(3)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement dated November 15, 2010. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1: Election of one Class I director to serve on the Board of Directors for a term of three years or until his successor is elected and qualified.

Director	For	Withheld	Broker Non-Votes
Joseph Sierchio	106,110,651	232,828	18,436,789

Proposal 2: Approval of an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to “Alliqua, Inc.”

For	123,436,185
Against	1,123,293
Abstained	220,790

Proposal 3: Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	124,161,152
Against	436,987
Abstained	182,129

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: December 23, 2010	By:	/s/ Richard Rosenblum
Name: Richard Rosenblum
Title: President